Exhibit 99.1
RELEASE: IMMEDIATE
GETTY REALTY CORP. ANNOUNCES PRICING OF OFFERING OF 4,500,000
SHARES OF COMMON STOCK
JERICHO, NY, May 13, 2010 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) today announced the pricing of its underwritten registered public offering of 4,500,000 shares of common stock at a public offering price of $22.00 per share. In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of common stock to cover over-allotments, if any.
The net proceeds of the offering to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $94.0 million, exclusive of any proceeds attributable to the underwriters’ possible exercise of their over-allotment option. Getty expects to use the net proceeds of the offering for the acquisition of properties in the gas station and convenience store sector, repayment or refinancing of outstanding indebtedness under its credit agreement and general corporate purposes. While the Company evaluates acquisition and investment opportunities from time to time, it currently has no binding commitments or agreements relating to any such acquisition or investment. The offering is expected to close on May 19, 2010 and is subject to customary closing conditions.
J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering. TD Securities is acting as co-manager for the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock, nor shall there be any sale of such common stock in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering is being made only by means of a prospectus supplement and the accompanying prospectus, copies of which, when available, may be obtained by contacting J.P. Morgan, Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, telephone (866) 803-9204 or BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Preliminary Prospectus Department or e-mail a request to prospectus.requests@ml.com.
About Getty Realty Corp.
Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,075 properties nationwide. For more information about Getty, please visit the Company’s web site at www.gettyrealty.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believes,” “expects,” “plans,” “projects,” “estimates,” “predicts” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and are not historical facts and include our statements relating to our intended use of proceeds for the offering. The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include market conditions and the ability to complete the proposed offering; changes in general or regional economic conditions; the length and severity of the recent economic downturn; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete current and future acquisitions; the Company’s ability to obtain additional financing; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to obtain debt and/or financing on attractive terms, or at all and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact:	Thomas J. Stirnweis (516) 478-5403